Exhibit 10.3

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AGREEMENT is made as of April 26, 2013, by and among HENRY GRUNBAUM, an individual residing at 4326 Manhattan Avenue, Brooklyn, New York, the "Seller", and MAINLINE LAND CO. LLC with an address at 1 Rensselaer Drive, Spring Valley, New York 10977 (the "Purchasers"), GREENTREE MOHEGAN LLC, GREENTREE MOHEGAN II LLC, and HONEYWELL ESTATES LLC (the "Company"), a New York company all having their principal places of business at 1465A Flushing Avenue, Brooklyn, New York 11237.

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WHEREAS, as of the date of this Agreement, the Company has issued and outstanding 100% of the membership interests (the "Interests"), such Interests will be owned, beneficially and as of record by date of closing, by the following persons and entity:

HENRY GRUNBAUM

WHEREAS, the Sellers desire to sell the interests to the Purchaser and the Purchaser desires to purchase the Interests from the Sellers, subject to and in accordance with the terms of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

SECTION 1

Purchase and Sale of the Interests; Liabilities; litigation

1.01 Sale and Purchase of Interests. At the closing (hereinafter defined), and subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements contained in this Agreement, the Sellers will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase and acquire from the Sellers the interests.

1.02 Payment of Purchase Price for the Interests.  The purchase price for the sale and transfer of the Interests by the Sellers to the Purchaser shall be Twenty Six Million ($26,000,000.00) Dollars (the "Purchase Price"), payable as follows:

WITNESSETH:

(a)

Three Hundred Fifty Thousand ($350,000.00) Dollars (the "Deposit") shall be delivered to the Sellers of which $200,000.00 is paid upon execution hereof and can be released and $150,000.00 to be delivered between three (3)business days of paragraph 14 being waived;

(b)

Twenty Five Million Six Hundred Fifty Thousand ($25,650,000.00) Dollars to the Sellers, at the closing; and

(c)

Purchaser will assume existing mortgage and balance due at closing will be reduced by the principal balance of said mortgage.

SECTION 2

Closina, Delivery, Escrow and Adjustments

2.01 Time and Place of Closing.

(a)

Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place on 45 days from email notice that paragraph 14 below is waived, (the "Closing Date"), at the offices of LOWENTHAL & KOFMAN, P.C., 2001 Flatbush Avenue, Brooklyn, New York 11234 at 1:00 P.M. or Purchaser's lender, if any, or at such place and at such time as the parties may otherwise mutually agree upon in writing.

(b)

In the event of a default of this Agreement by the Purchaser causing the Purchaser not to close the transactions described herein, other than due to a failure of the conditions contained in Section 5 hereof despite Purchaser's best efforts to satisfy same, in accordance with the terms of this Agreement, the Sellers may terminate this Agreement and keep the deposit as liquidated damages.

(c)

If the Seller does not close by the Closing Date for any reason other than the Seller's inability to meet any condition described in Section 6 hereof, despite his best efforts to do so, then the Purchaser's sole and exclusive remedies shall be to either (i) terminate this Agreement and demand a return of the Deposit, or (ii) in lieu of such a demand, maintain an action against the Sellers for specific performance shall be commenced not later than one hundred twenty (120) days following the Closing date or any later date to which the Closing shall have been adjourned pursuant to this Agreement. The Purchaser hereby waives any action for damages or other remedies against the Sellers except as otherwise expressly provided herein.

2.02 Deliveries.

(a)

By the Sellers and the Company. At the Closing, if available, the Seller shall deliver to the Purchaser the following: (i) the certificates representing the Interests accompanied by duly executed stock powers, and (ii) all such certificates, documents, contracts, resignations, records, schedules and other exhibits required by this Agreement.

(b)

By the Purchaser. At the closing, the Purchaser shall deliver to the Sellers the following: (i) the payment required under Section 1.02 (b) hereof, and (ii) all such certificates, documents, records, schedules and other exhibits required by this Agreement.

SECTION 3

Representations and Warranties of the Sellers

The Sellers hereby represent and warrant to the Purchaser as follows:

3.01 Ownership of Interests. The Interests being sold hereunder are validly issued, fully paid and nonassessable and are owned by the Sellers free and clear of any claims, liens, encumbrances or security interests, upon delivery of the interests, the Purchaser will acquire good, valid and marketable title thereto free and clear of any claims, liens, encumbrances or security interests.

3.02 Authorization; Enforceability of Agreement. The Sellers have the full right, power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby including the execution, delivery and performance of this Agreement. This Agreement is a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms except as such enforceability may be limited by the bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally.

3.03 Organization and Standing, authorization. The Company is duly organized and validly existing under the laws of the State of New York. All corporate action on the part of the Company, its directors and member necessary for the authorization, execution, delivery and performance by the Sellers and the Company of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Interests has been taken or will be taken prior to closing.

3.04 Absence of Additional Representations and Warranties. Except as specifically represented or warranted in this Section 3, the Sellers make no representation or warranty concerning the Interests or the Company.

SECTION 4

Representations and Warranties of the Purchaser

The purchaser hereby represents and warrants to the Sellers as follows:

4.01 Authorization, Enforceability of Agreement. The Purchaser has full right, power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

4.02 No Conflict. The transactions contemplated by this Agreement will not violate or be in conflict with any existing provision of law or any existing order, rule or regulation of any court, arbitrator or other agency of government.

SECTION 5

Conditions to Closing of the Purchaser

The obligation of the Purchaser to purchase the Interest to be purchased at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions unless waived by the Purchaser:

5.01 Representations and Warranties Correct.. The representations and warranties made by the Sellers in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date except insofar as changes shall have occurred after the date hereof which are permitted by this Agreement.

5.02 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or compiled with by the Sellers on or prior to the Closing shall have been substantially performed or materially complied with in all respects.

5.03

Resignations. The Sellers shall have delivered (at the closing) to the Purchaser the resignation of the Sellers from the Company's Board of Directors and/or Officers.

SECTION 6

Conditions to the Closing of the Sellers

The obligation of the Sellers to sell the Interests to be purchased at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions unless waived by the Sellers:

6.01 Representations. The representations and warranties made by the Purchaser in Section 4 shall be true and correct in all respects when made, and shall be true and correct in all respects on and as of the Closing Date except insofar as changes shall have occurred after the date hereof which are permitted by this Agreement.

6.02 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing shall have been performed or complied with in all respects.

SECTION 7

Covenants of the Sellers and the Company

7.01

Fulfillment of Conditions. The Sellers and the Company shall use their reasonable best efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by them prior to or at the Closing Date.

SECTION 8

8.01 Fulfillment of Conditions. The Purchaser shall use its best efforts to perform, comply with and fulfill all obligations, covenants and conditions, including the conditions provided in Section 5 hereof, required by this Agreement to be performed, complied with or fulfilled by him prior to or at the Closing Date.

SECTION 9

Indemnification by the Purchaser

9.01 The Purchaser agrees that, notwithstanding the Closing, the Purchaser shall indemnify and hold the Sellers harmless from and against any damage, liability, loss or deficiency (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) arising out of or resulting from, and will pay the Sellers on demand the full amount of any sum or sums which the Seller (or either of them) may pay or become obligated to pay on account of: (i) any and all taxes (including penalties and interest relating thereto) imposed or assessed on account of or in connection with the operations of the Company from and after the Closing, and (ii) any contractual obligations of the Company arising after the date of Closing, including, without limitation, and contractual obligation that the Sellers may have personally guaranteed prior to the date of the Closing. The obligations under this Section shall survive the Closing.

9.02 Seller shall indemnify purchaser for any pre closing Seller and company obligations for which collection is being enforced against the Purchaser.

SECTION 10

Confidentiality; Right to Review Books and Records

10.01 Right to Review Books and Records. From and after the date hereof until the date of Closing, the Sellers shall give the Purchaser and the Purchaser's attorneys, accountants and other representatives, access to, during normal business hours uponreasonable notice, all documents, contracts, books and records relating to the business and affairs of the Company, and the Sellers will furnish the Purchaser and his representatives with copies of such documents and with such information with the respect to the business and affairs of the Company as the Purchaser may from time to time reasonably request.

SECTION 11

Miscellaneous

11.01 Governing Law. This agreement and the rights and remedies of the parties hereto shall in all respects be interpreted, construed, governed and enforced in accordance with the laws and the public policies of the State of New York, disregarding principles of conflicts of laws and the like.

11.02 Successor and Assigns. Except as the otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the succesors and assigns of the parties hereto; provided, however, the Purchaser may not assign his rights and obligations hereunder without the prior written consent of the Sellers except to a company that Meir Frankel is a member or director of.

11.03 Entire Agreement; Amendment. This agreement (including and schedules or exhibits hereto) and the other documents delivered pursuant hereto or execued simultaneously herewith constitute the full and the entire understanding and agreement nor any term hereof may be amended, waived, discharged or terminated orally, except by a written instrument signed by the Sellers and the Purchaser.

11.04 Notices and Other Communications. All notices, requests, demands claims and other communications hereunder shall be in writing. Any notice, requests, demands claims or other communications hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by facsimile, once such notice is transmitted to the facsimile number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions os clause (b) above, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being sent:

(i)

If to seller

Henry Grunbaum

4326 Manhattan Avenue Brooklyn, New York 11224

With a copy to:

Lowenthal & Kofman, P.C.

Martin E. Kofman, Esq. 2001 Flatbush Avenue Brooklyn, New York 11234 Phone (718) 758-2200 Fax (718) 758-2201

Email: moko@lokopc.com

(ii)

If to Purchaser

Mainline Land Co. LLC

1 Rensselaer Drive

Spring Valley, New York 10977

With a copy to:

Stein Farkas and Schwartz, LLP

Aaron Stein, Esq.

1639 East 13th Street

Brooklyn, New York 11229

Phone (718) 645-5600

Fax (718) 645-3767

Email: ams@sfsllp.co

Any party may give notice, request demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the addresses to which notice, requests demands, claim and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Each of the persons designated to receive notice hereunder shall be entitled to specify a different address by giving notice to the other in the manner prescribed herein.

11.05 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.06 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

12. The sole asset of the Company is 2103-15 & 2115-17 Honeywell Avenue, Bronx, New York 10460 and purchaser shall not be required to close and shall receive a full refund of the downpayment, if the building is not owned by the Seller at time of closing.

13.

If at Closing, the existing mortgage is paid off, Purchaser shall pay any prepayment penalty due on the existing mortgage currently held by New York Community Bank, or its assignee (" NYCB").

14.

This contract is subject to Seller entering into a contract with the Owners of the interests of GREENTREE MOHEGAN II LLC AND HONEYWELL ESTATES LLC, within thirty (30) days from the date of this contract. If Seller shall be unable to finalize the contract, his sole liability shall be to refund the downpayment.

15.

Seller to file and all pay New York State and New York City transfer taxes at the time of closing.

16.

All standard adjustments shall be made between purchaser and seller as if this was a real estate transaction and title to be clear as in a standard real estate transaction.

17.

Electronic signatures shall be deemed as original signatures for this contract.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

MAINLINE LAND CO. LLC

By: Meier Frankel

HENRY GRUNBAUM